                                                                    Exhibit 99.1

    [Logo of Vencor, Inc. appears here]


CONTACT:  Richard A. Schweinhart
          Senior Vice President and Chief Financial Officer
          (502) 596-7379

          Richard A. Lechleiter
          Vice President of Finance,
          Corporate Controller and Treasurer
          (502) 596-7734

          Susan E. Moss
          Vice President of Corporate Communications
          (502) 596-7296

FOR IMMEDIATE RELEASE
---------------------

                   VENCOR, INC. FILES PLAN OF REORGANIZATION

     Louisville, KY (September 29, 2000). Vencor, Inc., (the "Company") today announced that it has filed its plan of reorganization (the "Plan") with the United States Bankruptcy Court for the District of Delaware (the "Court"). The Plan represents an important step toward finalizing a consensual arrangement among the Company's senior bank lenders, holders of the Company's $300 million 9 7/8% Guaranteed Senior Subordinated Notes due 2005, the United States Government and the Company's unsecured creditors.

     The Company is continuing its negotiations with Ventas, Inc. (NYSE: VTR) (the Company's principal landlord) regarding the treatment to be provided to Ventas in the Plan. The Company believes, however, that it has substantially completed the negotiations of the broad economic terms of the amended master lease agreements with Ventas. The Plan incorporates these terms and compromise positions to the remaining unresolved issues between the Company and Ventas. The Company also is continuing to work with the Government to finalize the precise terms of its settlement. The economic terms of the Company's settlement with the Government have been agreed upon as well as the precise language of a Corporate Integrity Agreement that will take effect upon the Company's emergence from bankruptcy.

     "Our goal from the outset of the reorganization has been to attain a sustainable capital structure for Vencor that will be fair to all lenders, landlords and other creditors and that will enable us to continue to provide high quality care to those people who cannot take care of themselves," said Edward L. Kuntz, chairman, chief executive officer and president of Vencor. "The development of our plan of reorganization is a significant step toward achieving that goal."

     Mr. Kuntz added that "While our discussions with Ventas are not completed, we believe we have reached substantial agreement on the material economic terms of our landlord/tenant relationship. Our plan reflects those terms and compromise positions to the remaining open issues that have slowed our progress over the past few months. With the support of our major creditor constituencies, we intend to push forward to achieve confirmation of the plan."

     A summary of certain material provisions of the Plan is attached to this release. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Plan, including all exhibits and documents described therein, as filed with the Court and as may otherwise be supplemented.

     In addition to the factors noted below, the confirmation and consummation of the Plan are subject to a number of material conditions including, without limitation, the receipt of the requisite acceptances from various creditor classes to confirm the Plan and the Court's determination that the Plan satisfies the statutory requirements for confirmation under the bankruptcy code. There can be no assurance that the Plan as submitted will be confirmed or consummated.

     Vencor and its subsidiaries filed voluntary petitions for reorganization under Chapter 11 with the Court on September 13, 1999. Throughout the Chapter 11 process, the Company has maintained normal operations in its nursing centers and hospitals.

     "The continuing fulfillment of our promise to meet the needs of our residents, patients and customers and maintain business as usual during the reorganization is a testament to the dedication and commitment of our employees," said Mr. Kuntz. "They have embraced the challenges of the reorganization process and have remained focused on our patient care mission."

     Vencor, Inc. is a national provider of long-term healthcare services primarily operating nursing centers and hospitals.

     Certain statements contained herein, including, but not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and similar expressions are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ materially from the Company's expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Factors that may affect the plans or results of the Company include, without limitation, the ability of the Company to continue as a going concern; the delays or the inability to complete and/or consummate the Company's plan of reorganization; the ability of the Company to operate pursuant to the terms of its debtor-in-possession financing; the Company's ability to satisfy the conditions to effectuate a restated debtor-in-possession financing; the ability of the Company to operate successfully under the Chapter 11 cases; risks associated with operating a business in Chapter 11; adverse actions which may be taken by creditors and the outcome of various bankruptcy proceedings; adverse developments with respect to the Company's liquidity or results of operations; the Company's ability to attract patients given its current financial position; the ability of the Company to attract and retain key executives and other personnel; the effects of healthcare reform and legislation on the Company's business strategy and operations; the Company's ability to control costs, including labor costs in response to the prospective payment system, implementation of its Corporate Integrity Agreement and other regulatory actions; adverse developments with respect to the Company's settlement discussions with the United States Government concerning ongoing investigations; and the dramatic increase in the costs of defending and insuring against alleged patient care liability claims. Many of these factors are beyond the control of the Company and its management. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

                     SUMMARY OF THE PLAN OF REORGANIZATION

     The following is a summary of certain material provisions of the Plan. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Plan, including all exhibits and documents described therein, as filed with the Court and as may otherwise be supplemented.

     The Plan provides for, among other things, the following distributions:

     Senior Bank Claims
     ------------------

     The holders of the senior bank claims will receive, in the aggregate, new senior subordinated secured notes in the principal amount of $300 million, bearing interest at the rate of LIBOR plus 450 basis points, with a bullet maturity of seven years (the "New Senior Subordinated Secured Notes"). The interest on the New Senior Subordinated Secured Notes will commence after the first two fiscal quarters following the effective date of the Plan, and the Company will pay its $25.9 million obligation under the Government Settlement in the first two fiscal quarters following the effective date of the Plan, as described below. In addition, holders of the senior bank claims will receive an aggregate distribution of 65.5% of the new common stock of the reorganized Company (subject to dilution from stock issuances occurring after the effective date of the Plan).

     Senior Subordinated Noteholder Claims
     -------------------------------------

     The holders of claims under the senior subordinated notes will receive, in the aggregate, 24.5% of the new common stock of the reorganized Company (subject to dilution from stock issuances occurring after the effective date of the
Plan). In addition, these holders will receive, in the aggregate, warrants issued by the Company for the purchase of an aggregate of 7,000,000 shares of new common stock, with a five-year term, which will consist of warrants for 2,000,000 shares priced at a price per share equal to a $450 million equity value, and warrants for 5,000,000 shares priced at a price per share equal to a $500 million equity value.

     Ventas Claim
     ------------

     Ventas will receive the following treatment under the Plan:

     The master leases with Ventas will be assumed as amended, and will replace the original master lease agreements as of the effective date of the Plan (the "Amended Leases"). The principal economic terms of the Amended Leases are as follows:

          (a) A decrease of $52 million in the aggregate minimum rent from the annual rent as of May 1, 1999 to a new initial aggregate minimum rent of $174.6 million as of the effective date of the Plan.

          (b) A 2% annual cash escalator in the aggregate minimum rent (beginning on May 1, 2001), and a 1.5% annual accrued rent escalator (with an interest accrual at 6% per annum), which will become payable in cash and converted to a cash escalator on a prospective basis upon the repayment or refinancing of the New Senior Subordinated Secured Notes.

          (c) A one-time option, that can be exercised by Ventas 5 1/2 years after the effective date of the Plan, to reset the aggregate minimum rent under the Amended Leases to the then current fair market rental in exchange for a payment of $5 million to the Company.

          (d) Under the Amended Leases, the "Event of Default" provisions also will be substantially modified.

     In addition to the Amended Leases, Ventas will receive a distribution of 10% of the new common stock of the reorganized Company (subject to dilution from stock issuances occurring after the effective date of the Plan).

     Ventas will enter into a tax escrow agreement with the Company that provides for the escrow of a federal income tax refund received in 2000 and certain other federal and state income taxes until the expiration of the applicable statutes of limitation for the auditing of the refunds. The escrowed funds will be available for payment of certain tax deficiencies during the escrow period. At the end of the escrow period, the Company will be entitled to 100% of the proceeds in the escrow account.

     All other agreements between the Company and Ventas, except those modified by the Plan, will be assumed by the Company as of the effective date of the Plan.

     United States Claim
     -------------------

     Subject to obtaining applicable government approvals, the claims of the United States Government (other than claims of the Internal Revenue Service and non-monetary criminal claims, if any) will be settled through a government settlement entered into with the Company and Ventas which will be effectuated through the Plan (the "Government Settlement"). Under the Government Settlement, the Company will pay the Government a total of $25.9 million, which will be paid as follows: (i) $10 million on the effective date of the Plan and
(ii) an aggregate of $15.9 million during the first two fiscal quarters following the effective date, plus accrued interest at the rate of 6% per annum beginning as of the effective date of the Plan. Ventas will pay the Government a total of $103.6 million, which will be paid as follows: (i) $34 million on the effective date of the Plan and (ii) the remainder paid over five years, bearing interest at the rate of 6% per annum beginning as of the effective date of the Plan. In addition, the Company will repay the remaining balance of the PIP obligation (approximately $71.4 million as of June 30, 2000) pursuant to the terms previously agreed to by the Company. As previously announced, the Company has entered into a Corporate Integrity Agreement which will become effective on the effective date of the Plan.

     General Unsecured Creditors Claims
     ----------------------------------

     The general unsecured creditors of the Company will be paid the full amount of their claims existing as of the date of the Company's reorganization filing. The payments will be made in the form of equal quarterly payments paid over three years with interest at the rate of 6% per annum from the effective date of the Plan. A convenience class of unsecured creditors, consisting of creditors holding claims in an amount less than or equal to an amount to be established by the Company, will be paid in full on the effective date of the Plan.

     Preferred Stockholder and Common Stockholder Claims
     ---------------------------------------------------

     The holders of preferred stock and common stock of the Company will not receive any distributions under the Plan.

     Other Significant Provisions
     ----------------------------

     The Board of Directors of the reorganized Company will consist of: (i) Edward L. Kuntz; (ii) four directors selected by the holders of the senior bank claims; and (iii) two directors selected by the holders of the senior subordinated noteholder claims.

     A performance share plan will be approved under the Plan that provides for the distribution of 600,000 shares of new common stock to certain key employees of the Company. The shares will be distributed to participants in three installments based upon the reorganized Company achieving specific equity values. In addition, a new stock option plan will be approved under the Plan for the issuance of stock options for up to 600,000 shares of new common stock to certain key employees of the Company. The Plan also will provide for the continuation of the Company's current retention plan for its employees. In addition, the Company will pay performance bonuses upon the effective date of the Plan.